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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                         SECURITIES OWNED
                                                                     COUNTRY OR      -------------------------
                                                                      STATE OF                        PERCENT
                              NAME                                  INCORPORATION       CLASS        OWNERSHIP
-----------------------------------------------------------------   -------------    ------------    ---------

AlliedSignal International Finance Corporation...................    Delaware        Common Stock      100
AlliedSignal Avionics Inc........................................    Kansas          Common Stock      100
AlliedSignal Technical Services Corporation......................    Delaware        Common Stock      100
AlliedSignal Technologies Inc....................................    Arizona         Common Stock      100
Astor Corporation................................................    Delaware        Common Stock      100
EM Sector Holdings Inc...........................................    Delaware        Common Stock      100
Grimes Holdings Inc..............................................    Delaware        Common Stock      100
Prestone Holdings Inc............................................    Delaware        Common Stock      100

                            ------------------------

     The names of the Registrant's other consolidated subsidiaries, which are primarily totally-held by the Registrant, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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